                                                                 EXHIBIT 10.14


                                 LOAN AGREEMENT

         This Loan Agreement, made and entered into this 15th day of August, 1991, by and between MITSUBISHI INTERNATIONAL CORPORATION, a New York corporation having its Los Angeles Branch located at 333 South Hope Street, Suite 2500, Los Angeles, California 90071 (the "Lender"), and CYMER LASER TECHNOLOGIES, a California corporation located at 7887 Dunbrook Road, San Diego, California 92126 (the "Borrower"),

                                  WITNESSETH:

         WHEREAS, the Borrower has requested the Lender to make available a loan facility to the Borrower for financing Borrower's working capital requirements for the development, manufacture, sale, marketing and enhancement of laser technologies; and

         WHEREAS, the Lender has agreed to make available such loan facility requested by the Borrower upon the terms and conditions herein contained;

         NOW THEREFORE, in consideration of the covenants and promises hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS

         1.1 Except as otherwise provided in this Loan Agreement, the terms set forth below shall have the following meanings:

         "Availability Period" means the period from and including the date of this Loan Agreement to and including one (1) year from the date of this Loan Agreement and any subsequent annual periods for which Availability Period is renewed pursuant to Article 11.2.

         "Business Day" means a day other than a Saturday and a Sunday on which banks are open for transaction of business in the State of California.

         "Interest Calculation Date" means the last day of each of the Borrower's fiscal quarters, with the first Interest Calculation Date to occur an the last day of the quarter in which the initial drawing is made.

         "Interest Period" means, as to the first Interest Period, the period commencing the date of the first drawing hereunder and ending on the first Interest Calculation Date, and thereafter "Interest Period" means the period commencing the day immediately following the preceding Interest Calculation Date and ending on the next succeeding Interest Calculation Date.

         "Loan" means the aggregate principal amount advanced pursuant to this Loan Agreement and from time to time outstanding

         "Repayment Date" means the date five (5) years from the date of this Loan Agreement unless otherwise defined in this Loan Agreement.

         1.2 Where the content so admits, words importing the singular include the plural and vice versa.

ARTICLE 2.       REPRESENTATIONS AND WARRANTIES

                 During the Availability Period and until the Loan will have been fully repaid by the Borrower, the Borrower represents and warrants to the Lender that:

         (a) The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of California and has all power and authority to carry on its business as now being conducted or planned to be conducted and to own its properties necessary for its business.

         (b) The execution, delivery and performance by the Borrower of this Loan Agreement are within the Borrower's power, have been duly authorized by all necessary corporate action of the Borrower, and do not contravene, or constitute a default under, any provision of applicable laws or regulations, or of the Articles of Incorporation or Bylaws of the Borrower, or of any judgement, order, decree, agreement or instrument binding the Borrower, or result in the creation of any of lien upon any of its property or assets except for the lien contemplated in Article 9.

         (c) This Loan Agreement constitutes the valid and binding obligation of the Borrower enforceable in accordance with the terms and conditions herein set forth.

ARTICLE 3. AMOUNT

         3.1 The Lender shall grant to the Borrower, subject to the terms and conditions hereof and in reliance on the Borrower's representations and warranties set forth in Article 2 hereof, a revolving loan facility not exceeding at any time the principal amount of U.S. ONE MILLION DOLLARS (U.S.$1,000,000.00), from which Borrower shall be able to withdraw drawings from time to time during the Availability Period and subject to the conditions of this Agreement.

         3.2 The loan facility is available to the Borrower only during the Availability Period.

ARTICLE 4. PURPOSE

         The proceeds of the Loan hereunder shall be used by the Borrower solely to pay its expenses related to the development, manufacturing, marketing, sale and enhancement of laser technologies.

ARTICLE 5. DRAWING

         5.1 The Lender shall make drawing(s) available to Borrower under the loan facility granted hereunder on such date(s) as shall be agreed upon between the Lender and Borrower in writing, but in no case later than ten (10) days after a request from Borrower if the Borrower is in material compliance with the provisions of this Article 5.

         5.2 The Borrower shall deliver to the Lender a duly executed copy of the promissory note, the form of which is attached hereto as exhibit A, together with such other papers or documents relative to the legality of the proceedings taken hereunder and fulfillment of the conditions of this Loan Agreement as counsel for the Lender may reasonably request.

         5.3 Such promissory note as referred to in Article 5.2 shall be delivered to the Lender no less than five (5) Business Days prior to the date of each drawing.

         5.4 The obligation of the Lender to make drawings to the Borrower hereunder are subject to the conditions precedent that no Event of Default shall have occurred and that the representations and warranties of Borrower hereunder are true and accurate as of the date of each drawing.

         5.5 The unit of each drawing shall be U.S. one hundred thousand dollars (U.S.$100,000.00).

ARTICLE 6. REPAYMENT AND PREPAYMENT

         6.1 The Borrower shall repay to the Lender the Loan on the Repayment Date.

         6.2 The Borrower may, on not later than thirty (30) Business Days prior written notice to the Lender, prepay, without any penalty, all or any part of the Loan then outstanding together with the accrued interest thereon.

ARTICLE 7. INTEREST

         7.1 On each interest Calculation Date, the Borrower shall pay to the Lender interest on the Loan for the respective Interest Period at the per annum rate of U.S. prime rate plus one percent (1%) on the basis of a year of 360 days and the actual number of days elapsed.

         7.2 The U.S. prime rate shall mean the reference rate to corporate customers published by Bank of America, N.T. & S.A., San Francisco, from time to time.

         7.3 All overdue outstanding principal of the Loan and overdue interest shall, to the extent permitted by law, bear interest, payable on demand, for each day until paid in full at the rate per annum equal to the U.S. reference rate plus four percent (4%).

ARTICLE 8. PAYMENT TERM

         8.1 Any sum to be advanced by the Lender to the Borrower hereunder shall be paid in U. S. currency to the Borrower's bank account number.

         8.2 Any payment to be made by the Borrower to the Lender hereunder shall be made in U. S. currency to the account of the Lender with a bank(s) designated by the Lender.

ARTICLE 9. SECURITY

         The obligation of the Lender to make its advance to the Borrower is subject to the condition that (1) Mitsubishi Corporation ("Guarantor") shall execute and deliver to the Lender the letter of guarantee substantially in the form to be attached hereto as Exhibit B (the "Guarantee") whereby the Guarantor unconditionally and irrevocably guarantees the obligations of Borrower hereunder, and that (2) the Borrower shall execute and deliver to the Lender the Security Agreement between the lender and the Borrower, substantially in the form attached hereto as Exhibit C.

ARTICLE 10.  EVENT OF DEFAULT

                 10.1 Each of the following events and occurrences shall constitute an event of default ("Event of Default") under this Loan Agreement:

                 (a) the Borrower fails to pay when due any installment of the principal, interest thereon or any other sum hereunder for a period of five
(5) days upon written notice from Lender;

                 (b) any representation and warranty made by the Borrower hereunder is incorrect in any material respect;

                 (c) the Borrower fails to materially comply with any other terms, covenants or conditions contained herein and such failure is not remedied within thirty (30) days thereafter;

                 (d) any indebtedness of the Borrower to any other lender(s) in excess of $10,000.00 for borrowed money becomes repayable by reason of any default or any other event;

                 (e) the Borrower is unable to pay its indebtedness as it falls due or stops payments generally, or enters into any arrangement with or makes assignment for the benefit or its creditors, and such situation is not remedied for a period of thirty (30) days from the date payment is stopped or such assignment is made;

                 (f) the commencement of proceedings in bankruptcy, or for reorganization of the borrower under the Federal Bankruptcy code, as amended, or any other laws, whether state or federal, for the benefit of debtor, which is not revoked within thirty (30) days of their commencement;

                 (g) the appointment of a receiver, trustee or custodian for the Borrower, or for the substantial part of the assets of the Borrower, or institution of the proceedings for dissolution or the full or partial liquidation of the Borrower, and such receiver or trustee shall not be discharged within thirty (30) days of their appointment;

                 (h)      the discontinuance of the business of the Borrower;
or

                 (i)      the dissolution of the Borrower.

         10.2 If the Event of Default shall occur and be continuing for the period set forth in Article 10.1, the Lender may, by written notice to the Borrower, 1) declare the Loan, together with accrued interest and any other sum payable hereunder, to be immediately due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or notice of any kind, and the Borrower shall pay to the Lender the entire principal amount of Loan then outstanding and interest accrued thereon or any other sum payable, and 2) declare this Loan Agreement and any undrawn loan facility hereunder canceled, such cancellation shall become effective upon the giving of such notice. The Borrower shall indemnify the Lender against any loss or expenses which the Lender may sustain or incur as a direct consequence of any default in payment of the principal amount of the Loan or any default in payment of the principal or any amount due hereunder or as a consequence of the occurrence of any Event of Default hereunder.

ARTICLE 11.  TERM OF THE LOAN AGREEMENT; AVAILABILITY PERIOD

         11.1 Unless the Borrower earlier terminates this Agreement as provided in Article 11.3, the term of this Agreement shall be five (5) years from the date first set forth above.

         11.2 The Availability Period shall be automatically renewed on the same terms set forth herein, without any action by either of the parties for four consecutive one (1) year periods after the termination of the initial Availability Period. If the Availability Period granted under this Loan Agreement is not renewed as set forth in this Article 11.2 for any reason other than those set forth in Article 11.3 or 10.2, the Loan shall remain due and payable on the Repayment Date and the terms and conditions of this Agreement shall govern until the Loan, all accrued interest and any other sums payable have been paid.

         11.3 Borrower may, in Borrower's sole discretion, terminate this Agreement by payment in full of all outstanding Loan in accordance with in
Section 6.2.

ARTICLE 12.  EXPENSES

         The Borrower promises to pay to the Lender all reasonable costs incurred by the Lender to Lender's bank (not including preparation costs of Lender's internal personnel or outside counsel) in preparing and collecting on this Loan Agreement, whether or not litigation is commenced, including, but not limited to, all reasonable attorney's fees and costs incurred by the Lender in any bankruptcy or foreclosure proceedings or related proceedings, such as an action for relief from an automatic stay in bankruptcy.

ARTICLE 13.  GOVERNING LAW AND JURISDICTION

         This Loan Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California.

         The Borrower consents to the personal jurisdiction of the state or federal courts located in Los Angeles county, California, for proceedings in respect of this Loan Agreement. The Borrower waives, to the fullest extent permitted by law, any right it has to a jury trial.

ARTICLE 14.  WAIVER

         14.1 The Borrower agrees and acknowledges that the Lender has not made any representations concerning the Lender's willingness not to exercise, or delay exercise, its rights to enforce this Loan Agreement or to demand payment under this Loan Agreement. No delay or omission on the part of the Lender in exercising any right or remedy to enforce this Loan Agreement shall operate as waiver of such right or remedy under this Loan Agreement. No waiver by the Lender of any right or remedy shall be effective unless in writing and signed by the Lender and no such waiver on one occasion shall be construed as a waiver on any other occasion. No modification of this Loan Agreement shall be effective unless the modification is in writing signed by the Lender and the Borrower.

         14.2 The Borrower, and each endorser, guarantor and surety hereof hereby waive diligence, presentment, notice and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Loan Agreement and agree to any extension of the time of payment or other indulgence permitted by the Lender and to the addition or release of any other party or person primarily or secondarily liable for the payment of this Agreement.

ARTICLE 15.  MISCELLANEOUS

         15.1 Neither party may assign any of its rights or obligations hereunder without prior written consent of the other party.

         15.2 This Loan Agreement shall not be amended nor modified unless said amendment or modification shall be in writing and executed by both parties.

         15.3 This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but shall be deemed an original and the same instrument.

         15.4 All notices or other communications which shall or may be given effect pursuant to this Loan Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by Federal Express or a similar courier, personal delivery, registered air mail or by facsimile transmission addressed as follows:

                 William Angus
                 Cymer Laser Technologies
                 7887 Dunbrook Road
                 San Diego, CA 92126
                 Facsimile: 619-549-6795

                 Hajime Kimura
                 Mitsubishi International Corporation
                 Los Angeles Branch
                 333 South Hope Street, Suite 2500
                 Los Angeles, CA 90071
                 Facsimile: 213-626-3738

         IN WITNESS WHEREOF, both parties have caused this Loan Agreement to be executed by duly authorized officers thereunto as of the date first above, written.

The Lender:                       MITSUBISHI INTERNATIONAL CORPORATION

                                  by:  /s/ AKIRA TSUKADA
                                     ------------------------------------------
                                           AKIRA Tsukada
                                           Its Senior Vice President
                                           General Manager of Los Angeles Branch


The Borrower:                     CYMER LASER TECHNOLOGIES

                                  by:  /s/ WILLIAM ANGUS
                                     ------------------------------------------
                                           William Angus
                                           Chief Financial Officer

                                   Exhibit A


                                PROMISSORY NOTE


$                                               Due                  ,
                                                               , 19


The undersigned, for value received, promises to pay to the order of Mitsubishi International Corporation ("Payee") at its principal business office in 333 South Hope St., Suite 2500, Los Angeles, California, the sum of
dollars ($          ) payable on or before the date indicated above, with
interest at the rate one percent (1%) plus Bank of America's reference rate from time to time payable quarterly on the last day of the quarter with the
first interest payment commencing     , 19 , on the principal hereof remaining
from time to time unpaid.

This note evidences indebtedness incurred under a certain loan agreement dated , 1991, between the undersigned and the Payee to which reference is hereby made for a statement of the terms and conditions, under which repayment of this note may be made prior to the due date, and under which the due date of all repayment may be accelerated without penalty.

This note may be transferred only upon surrender of the original note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the undersigned. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the note.

                                  CYMER Laser Technologies ("BORROWER")


                                  By:
                                     ------------------------------------------
                                           William Angus, Chief Financial
                                           Officer

                                   Exhibit B


Messrs.  Mitsubishi International Corporation
520 Madison Avenue, New York, N.Y. 10022
U.S.A.

                               LETTER OF GUARANTY


For valuable consideration, the undersigned, MITSUBISHI CORPORATION, a corporation duly organized and existing under the laws of Japan and having its principal place of business at 6-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan (hereinafter called GUARANTOR), does hereby unconditionally guarantee to MITSUBISHI INTERNATIONAL CORPORATION, a corporation duly organized and existing under the laws of the State of New York, U.S.A. and having its principal place of business at 520 Madison Avenue, New York, N.Y., U.S.A. (hereinafter called LENDER), full and punctual payment when due, whether by acceleration or otherwise, by CYMER LASER TECHNOLOGIES duly organized and existing under the laws of the State of California, U.S.A., having its principal place of business at 7887 Dunbrook Road, San Diego, California 92126, U.S.A. (hereinafter called BORROWER), of all obligations and liabilities of BORROWER arising under a Loan
Agreement dated the    day of             , 1991 between LENDER and BORROWER
(hereinafter called the Loan Agreement), in the event BORROWER fails at any time to pay as and when due any installments of principal of or interest on the loan under the Loan Agreement, whether by acceleration or otherwise, GUARANTOR shall, on demand, pay any such sums due hereunder.

The right of recovery against GUARANTOR is, however, limited to the amount of One Million U.S. Dollars (US$1,000,000.00) plus interest on such amount and all expenses in relation to enforcing this Guaranty.

This is an irrevocable guaranty and shall remain in full force and effect until all of the obligations and liabilities of BORROWER as set forth in the Loan Agreement shall have been paid in full.

IN WITNESS WHEREOF, GUARANTOR has caused this Letter of Guaranty to be executed
on this    day of      , 1991.


                                     MITSUBISHI CORPORATION


                                     ------------------------------------------
                                     General Manager of
                                     Semiconductor Dept.

                                   Exhibit C


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is made, effective as of             , 1991,
between CYMER LASER TECHNOLOGIES, a California corporation (the "Debtor"), and MITSUBISHI INTERNATIONAL CORPORATION, a New York corporation (the "Secured Party").

         WHEREAS, the Secured Party has committed to provide a loan facility to Debtor for up to One Million United States Dollars ($1,000,000) pursuant to a
Loan Agreement dated                  , 1991 (the "Loan Agreement"); and

         WHEREAS, Debtor intends to grant the Secured Party a security interest in certain assets to secure the loans pursuant to the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and as an inducement to the Secured Party to commit to lend to Debtor pursuant to the Loan Agreement, the parties agree as follows:

         1. Creation of a Security Interest. As security for payment of all Indebtedness (as defined below) of Debtor to the Secured Party when and as due, Debtor hereby grants the Secured Party a security interest in the Collateral described in paragraph 2 below. For purposes of this Agreement, "Indebtedness" shall mean all obligations and liabilities of Debtor to Secured Party under the Loan Agreement, whether now existing or hereafter incurred or created (including without limitation, future advances), whether voluntary or involuntary, due or not due, or absolute or contingent. Reference to the "Secured Party" in the remainder of this Agreement shall include any subsequent registered holders of promissory note(s) (the "Note(s)") executed pursuant to the Loan Agreement. The security interest granted hereby shall be and remain a first and prior security interest (subject to the provisions of Division 9 of the California Uniform Commercial Code granting priority to certain security interests regardless of priority of filing) in all of the Collateral.

         2. Collateral. The Collateral that is subject to the security interest created hereby consists of the following property:

                 (a) Debtor's accounts receivable from customers for the sale of lithography lasers delivered in Japan by Debtor.

         3. Debtor's Obligation. The Debtor shall pay to the Secured Party all Indebtedness due and owing to the Secured Party under the Loan Agreement and any Note both as to principal and as to interest, in accordance with the terms of same, when and as the same become due.

         4. Warranties by Debtor. Debtor hereby represents and warrants to the Secured Party that, except for the security interest created by this Security Agreement, Debtor is the full legal and equitable owner of the Collateral and no other person or entity has any right, title, interest or claim in or to the Collateral or any part of the Collateral.

         5. Default. The following shall be defined as Events of Default under this Security Agreement:

                 (a)      Nonpayment of any Indebtedness when due;

                 (b) Nonperformance of any covenant agreed to be performed by the Debtor under this Security Agreement; provided that Debtor shall have a period of thirty (30) days from the date of receipt of written notice from Secured Party to cure such nonperformance;

                 (c) Sale, transfer, or disposition of the Collateral or any interest therein (except those items sold in the ordinary course of the Debtor's business) without the written consent of the Secured Party; and

                 (d) Assignment by the Debtor for the benefit of creditors, or admission in writing of its inability to pay its debts as they become due, or filing a voluntary petition in bankruptcy, or adjudication as a bankrupt or insolvent, or filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against it for any such relief, or seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders taking any action looking to its dissolution or liquidation.

         6.      Rights of Secured Party.

                 (a) Upon the occurrence of any Event of Default, the Secured Party shall be entitled to declare any Indebtedness secured hereby immediately due and payable. In addition to the right of acceleration and all other rights of the Secured Party, the Secured Party shall be entitled to any and all remedies available under the Uniform Commercial Code in force in the State of California as of the date hereof.

                 (b) Secured Party shall give Debtor notice of the time and place of any sale of the Collateral or other intended disposition is to be consummated, which notice shall be mailed, by first class mail, postage prepaid, to Debtor in the manner set forth in paragraph 10(b) hereof at least ten days prior to the time of such sale or other intended disposition.

                 (c) Each purchaser at any sale of the Collateral shall hold the property sold absolutely free from any claim or right on the part of Debtor, and Debtor hereby waives, to the extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted and, to the extent permitted by law, any right which it may have to demand a hearing or other judicial or administrative proceeding prior to the enforcement by Secured Party of any of their rights and remedies hereunder. Any sale of the Collateral or any part of its shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of sale.

                 (d) Secured Party shall not be obligated to make any sale of the Collateral, or any part of it, if they determine not to do so, regardless, of the fact that notice of sale of the Collateral may have been given.

         7. Application of the Proceeds. All proceeds of any sale of the Collateral by Secured Party pursuant to paragraph 6 shall be applied as follows:

         First, to the payment of accrued interest, if any, on the principal of the Note(s), to the date of receipt of such proceeds;

         Second, to the payment of the outstanding principal balance of the Notes(s);

         Third, to the payment of any other outstanding Indebtedness to Secured Party or in payment of fees and expenses incurred by Secured Party in connection with any such sales; and

         Fourth, to Debtor.

         8. Further Assurances. At the written request of the Secured Party, the Debtor will promptly make, execute, deliver, record, register or file all such financing statements, continuation statements and amendments thereto, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to the Secured Party such instruments constituting or evidencing items of the Collateral as may be requested by the Secured Party to better assure them with respect to the security interests granted pursuant to this Agreement. The Debtor will cause all security instruments, notices and financing statements to be duly registered, recorded and filed and to be duly reregistered, rerecorded and refiled at the time and in the places now or hereafter required by all applicable laws for the proper maintenance of the validity and priority of the security interests and liens given as described above, and will pay all fees, charges, or taxes imposed with respect to any such registration, recording or filing.

         9. Termination of the Securities Interest. The security interest created pursuant to this Security Agreement shall terminate upon payment of all Indebtedness to the Secured Party.

         10.     Miscellaneous.

                 (a) Secured Party may delay exercising, or omit to exercise, any right or remedy under this Security Agreement without waiving that or any part, present or future right or remedy. Neither this Agreement, nor any term hereof, may be amended, waived, discharged or terminated except by means of an agreement in writing signed by the Company and the Secured Party.

                 (b) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by first-class mail, postage prepaid, to the parties at the addresses set forth below (or such other address as shall be given in writing by either party to the others).

                 (c) This Security Agreement shall bind and inure to the benefit of the parties, their legal representatives, successors and assigns.

                 (d) This Security Agreement and its performance shall be governed by the laws of the State of California.

                 (e) This Security Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument by signing any such counterpart.

                 (f) This Security Agreement and the security interest created hereby are for the sole and exclusive benefit of the

Secured Party and their assignees and shall not operate to the benefit of any other third party.

Debtor:                                   CYMER LASER TECHNOLOGIES

                                          By:     WILLIAM ANGUS
                                             --------------------------------
                                                  William Angus,
                                                  Chief Financial Officer

                                          Address:         7887 Dunbrook Road
                                                           San Diego, CA 92126

Secured Party:                            MITSUBISHI INTERNATIONAL
                                              CORPORATION

                                          By:
                                             --------------------------------
                                                  Akira Tsukada
                                                  Senior Vice President &
                                                  General Manager of
                                                  Los Angeles Branch

                                          Address:         333 South Hope Street
                                                           Suite 2500
                                                           Los Angeles, CA 90071

                             SUBSTITUTION AGREEMENT


         THIS SUBSTITUTION AGREEMENT is made as of the 21st day of April, 1993, by and between CYMER LASER TECHNOLOGIES, a California corporation ("CYMER USA"), CYMER JAPAN, INC., a Japan corporation ("CYMER Japan"), and MITSUBISHI INTERNATIONAL CORPORATION, a New York Corporation ("Mitsubishi").

         WHEREAS, Cymer USA and Mitsubishi entered that certain Security Agreement dated August 15, 1991 (the "Security Agreement"); and

         WHEREAS, the parties now desire to substitute the collateral of Cymer USA set forth in Section 2(a) of the Security Agreement with new collateral of Cymer USA and Cymer Japan set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Mitsubishi hereby releases fully and forever any rights to Cymer USA's accounts receivable for the sale of lithography lasers delivered in Japan by Cymer USA or any proceeds thereof. Mitsubishi hereby agrees to take all additional action requested by Cymer USA related to such release, including the filing of a UCC-2 in the State of California in a form acceptable to Cymer USA.

         2. The following collateral (the "Substituted Collateral") shall be substituted under Section 2(a) of the Security Agreement in consideration of the release of collateral set forth in Section 1:

                 i. CX-2LS Laser, Serial No. 1007, located at the main offices of Cymer Japan in Ichikawa Japan;

                 ii. ELS-4000 Laser, Serial No. 1012, located at the main offices of Cymer Japan in Ichikawa, Japan;

                 iii. ELS-4000 Laser, Serial No. 4024, Nikon Corporation, Kumagaya Plant, Japan.

         3. The term "Debtor" in the Security Agreement shall mean Cymer Japan (i) in Section 4 thereof with respect to the collateral referenced in Sections 2(i) and 2(ii) of this Substitution Agreement; and (ii) where the construction and interpretation of Security Agreement so indicate in order to effect the purpose and intent of the Security Agreement.

         4. Cymer USA shall cause Cymer Japan to take appropriate action under the Security Agreement to cause the Substituted Collateral to substantially comply with the terms and conditions of the Security Agreement, provided however, in no event will the location of the Substituted Collateral be required to change unless

Cymer USA defaults on its obligations under the Loan Agreement with Mitsubishi dated August 15, 1991. The parties acknowledge that the Substituted Collateral is located in Japan and that the remedies under California law may be limited by virtue of such location.

         5. That no default under the Security Agreement or any other agreement between Cymer USA and Mitsubishi is caused by the execution and delivery of this Substitution Agreement and the actions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Substitution Agreement as of the day and year first above written.


                                           CYMER LASER TECHNOLOGIES
                                           a California corporation


                                           By:     WILLIAM A. ANGUS
                                              --------------------------------
                                                   William A. Angus
                                                   Chief Financial Officer


                                           CYMER JAPAN, INC.
                                           a Japan corporation


                                           By:    ROBERT P. AKINS
                                              --------------------------------

                                           Name:  Robert P. Akins
                                                ------------------------------

                                           Title: President
                                                 -----------------------------


                                           MITSUBISHI INTERNATIONAL CORPORATION
                                           a New York Corporation

                                           By:    AKIRA TSUKADA
                                              --------------------------------

                                           Name:  Akira Tsukada
                                                ------------------------------

                                           Title: Senior Vice President &
                                                  General Manager of
                                                  Los Angeles Branch
                                                  ----------------------------


                                      -2-